Exhibit 11

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)


                                    Three Months Ended September 30, 2003                Three Months Ended September 30, 2002
                            ----------------------------------------------------     ----------------------------------------------
                                       Net          Average          Net Income           Net            Average        Net Income
                                    Income           Shares           per Share          Income          Shares          Per Share
                            ----------------    ------------      --------------     ------------      -----------     -----------
EPS - Basic                 $       100,000         301,366        $      0.33       $    92,272          298,564       $    0.31


Effect of dilutive options                            3,148                                                 3,422

                                                ------------                                           ----------


EPS - Diluted               $       100,000         304,514        $      0.33       $    92,272          301,986       $    0.31

                            ================    ============      ==============     ============      ===========     ===========



                                     Nine Months Ended September 30, 2003            Nine Months Ended September 30, 2002
                            ----------------------------------------------------     ----------------------------------------------
                                      Net           Average          Net Income           Net            Average        Net Income
                                   Income            Shares           per Share          Income          Shares          Per Share
                            ----------------    ------------      --------------     ------------      ----------      -----------
EPS - Basic                 $       286,286         302,067        $      0.95       $   260,919          296,387       $    0.88


Effect of dilutive options                            2,507                                                 4,429

                                                ------------                                           ----------


EPS - Diluted               $       286,286         304,574        $      0.94       $   260,919          300,816       $    0.87

                            ================    ============      ==============     ============      ===========     ===========
